UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 29, 2010
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NUTRACEA
(Exact Name of Registrant as Specified in Charter)
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California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

As previously disclosed on NutraCea’s Current Report on Form 8-K filed on June 1, 2010, NutraCea approved the engagement of BDO Seidman, LLP (“BDO”) as its new independent registered public accounting firm.  Because NutraCea is the debtor and debtor-in-possession in Chapter 11 Case No. 2:09-bk-28817-PHX-CGC, which case is pending in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”), the engagement of BDO was subject to prior approval by the Bankruptcy Court.  Effective July 29, 2010, the Bankruptcy Court authorized and approved the engagement of BDO as NutraCea’s new independent registered public accounting firm.

Prior to engaging BDO on July 29, 2010, NutraCea has not consulted BDO regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did NutraCea consult with BDO regarding any disagreements with NutraCea’s prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: August 18, 2010	By:	/s/ Jerry Dale Belt

Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)